CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-33790 on Form S-8A of our report dated June 23, 2014, appearing in this Annual Report on Form 11-K of Investment and Employee Stock Ownership Plan of Avista Corporation for the year ended December 31, 2013.

/s/ CliftonLarsonAllen LLP

Spokane, Washington
February 25, 2015